UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

PC Mall, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25790 (Commission File Number)	95-4518700 (IRS Employer Identification No.)

1940 E. Mariposa Ave.

El Segundo, California  90245

(Address of principal executive offices)(zip code)

(310) 354-5600

(Registrant’s telephone number, including area code)

2555 West 190th Street, Suite 201

Torrance, California  90504

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 30, 2011, PC Mall, Inc. and all of its domestic subsidiaries (collectively, the “Borrowers”), entered into a Second Amendment (the “Amendment”) to the Second Amended and Restated Loan and Security Agreement and Third Amendment to Stock Pledge Agreement (the “Amended Loan Agreement”) with certain lenders named therein (the “Lenders”), Wells Fargo Capital Finance, LLC as administrative agent and collateral agent for the Lenders (the “Agent”), Merrill Lynch, Pierce, Fenner and Smith Incorporated, as co-lead arranger and co-bookrunner, and Bank of America, N.A., as syndication agent.

The Amendment provides for the addition of certain new subsidiaries of PC Mall as co-borrowers under the Amended Loan Agreement.  The Amendment also includes revisions to the Amended Loan Agreement to facilitate the addition of further additional co-borrowers through a joinder agreement with the consent and approval of the Lenders.  Finally, the Amendment extends the time period for completion of certain internal reorganization actions related to PC Mall’s expanded OnSale business model.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PC MALL, INC.

By:	/s/ Brandon H. LaVerne
Name:	Brandon H. LaVerne
Title:	Chief Financial Officer

Dated:  December 6, 2011